Exhibit 99.1

ACETO Corporation 4 Tri Harbor Court Port Washington, New York 11050

“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE

FOR IMMEDIATE RELEASE

ACETO Subsidiary, Rising Pharmaceuticals, acquires the ownership of three Soft Gel ANDA’s from Par Pharmaceuticals

Port Washington, NY – September 8, 2014 - ACETO Corporation (NASDAQ:ACET), a global leader in the marketing, sale and distribution of products for Human Health, Pharmaceutical Ingredients and Performance Chemicals, today announced that Rising Pharmaceuticals Inc., its finished dosage form generics subsidiary, has completed the purchase of three ANDAs from Par Pharmaceuticals acquiring Doxercalciferol, Paricalcitol and Dutasteride Capsules in a transaction valued at approximately $8.2 million including upfront, milestone, development and other deal costs. All of the products utilize soft gel capsule technology.

The Doxercalciferol and Paricalcitol products are for the treatment of excessive secretion of Parathyroid hormones and are important additions to Rising's Vitamin D offerings which also include Ergocalciferol capsules. Paricalcitol has received FDA approval and is expected to launch commercially in the first half of calendar year 2015 upon completion of validation. Doxercalciferol has been filed with the FDA and approval is expected in late calendar 2014. The third product, Dutasteride, for the treatment of benign prostatic hyperplasia, has also been filed with FDA and approval is expected in late calendar 2015.

Paricalcitol has brand market sales of approximately $100 million and is expected to have multiple generic competitors in the marketplace. Doxercalciferol has IMS reported generic sales of approximately $50 million with two existing generic products in commerce. Dutasteride is a $500 million branded product and is expected to have multiple generic competitors at launch.

Sal Guccione Aceto CEO said, “We are, of course, pleased to have been able to conclude this agreement with Par to expand our generic product offerings at Rising Pharmaceuticals. Rising considers these assets to be valuable additions to its pipeline and portfolio, consistent with its strategy of pursuing higher barrier products, in this case soft-gels, while providing long term value.”

ABOUT ACETO

ACETO Corporation, incorporated in 1947, is a global leader in the marketing, sale and distribution of products for Human Health (finished dosage form generics and nutraceutical products), Pharmaceutical Ingredients (pharmaceutical intermediates and active pharmaceutical ingredients) and Performance Chemicals (specialty chemicals and agricultural protection products). With business operations in nine countries, ACETO distributes over 1,100 chemical compounds used principally as finished products or raw materials in the pharmaceutical, nutraceutical, agricultural, coatings and industrial chemical industries. ACETO’s global operations, including a staff of 25 in China and 12 in India, are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities.

This news release contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this news release may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of ACETO's plans or strategies, financing plans, projected or anticipated benefits from acquisitions that ACETO may make, or a projection involving anticipated revenues, earnings or other aspects of ACETO's operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. ACETO intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this press release include, but are not limited to, statements regarding the Company's strategic initiatives including selling finished dosage form generic drugs, and statements regarding the prospects for long-term growth. ACETO cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond ACETO's control, which may influence the accuracy of the statements and the projections upon which the statements are based. Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in ACETO's reports filed with the Securities and Exchange Commission, including, but not limited to, ACETO's Annual Report or Form 10-K for the fiscal year ended June 30, 2014 and other filings. Copies of these filings are available at http://www.sec.gov.

Any one or more of these uncertainties, risks and other influences could materially affect ACETO's results of operations and whether forward-looking statements made by ACETO ultimately prove to be accurate. In addition, periodic high-margin product sales may have a positive material financial impact in a given quarter that may be non-recurring in future quarters, thereby rendering one quarter's performance not useful as a predictor of future quarters' results. ACETO's actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. ACETO undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Investor Relations Contact:

LHA

Jody Burfening

jburfening@lhai.com

(212) 838-3777